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                                                               EXHIBIT 3.1(g)


                               SIXTH AMENDMENT TO
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           EDUCATIONAL MEDICAL, INC.


        THIS AMENDMENT to the Restated Certificate of Incorporation (the "Certificate") of Educational Medical, Inc. (the "Corporation"), filed with the Secretary of State of the State of Delaware was duly adopted by the stockholders of the Corporation as of March 30, 1995, in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

        1. ARTICLE FOURTH, Section A.3 of the Certificate is hereby amended to add the following subsection 3(i):

            (i)  The rights of the holders of Preferred Stock to receive payments pursuant to the redemption provisions of this Section are subject to the restrictions set forth in that certain Loan
                 Agreement (the "Agreement") dated as of March 31, 1995 between the Corporation and Sirrom Capital Corporation, and any
                 amendments, modifications or extensions of it, a copy of such instruments being deposited with the Secretary of the
                 Corporation which shall be available for inspection by holders of Preferred Stock. In the event and to the extent that the
                 Agreement or the restrictions set forth (90) days after the cessation of effectiveness of the Agreement or restrictions, as the case may be, the rights of holders of Preferred Stock to receive payments pursuant to the redemption provisions of this
                 Section 3 shall be restored to the extent permitted.
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        2.      ARTICLE FOURTH, Section A.7, of the Certificate is hereby
amended to add the following to the definition of "Excluded Securities" in
Section 7(b):

                (xviii) Any and all Common Stock issued upon exercise of the
                        Stock Purchase Warrant dated as of March 31, 1995 between the Corporation and Sirrom Capital Corporation providing for the issuance of up to 185,000 shares of the Corporation's common stock.

        Except as specifically amended hereby, all provisions of the Certificate shall remain in full force and effect.

        IN WITNESS WHEREOF, the undersigned, as President of the Corporation, certifies that the foregoing Amendment was duly adopted in accordance with
Section 242 of the Delaware General Corporation Law, and the Corporation has caused its corporate seal to be affixed hereto and attested by the Secretary of the Corporation, all as of the 30th day of March, 1995.

                                        EDUCATIONAL MEDICAL, INC.

                                        By: /s/  GARY D. KERBER
                                            ---------------------------
                                            Gary D. Kerber, President

Attest:

/s/ MORRIS C. BROWN
-----------------------------
Morris C. Brown, Secretary                            [CORPORATE SEAL]


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STATE OF GEORGIA                )
                                )SS:
COUNTY OF FULTON                )

     Before me personally appeared Gary D. Kerber, known to me to be the individual described in and who executed the foregoing instrument as President of Educational Medical, Inc. and who acknowledged to me that he executed such instrument in such capacity, that the seal of the Corporation was affixed thereto by due and regular corporate authority, that said instrument is the free act and deed of said Corporation and the facts stated therein are true.

     WITNESS my hand and official seal this 30th day of March, 1995.

                                                NOTARY PUBLIC



                                                Sign  /s/ Maggie K. White
                                                     -------------------------
                                                Print Maggie K. White
                                                     -------------------------
                                                State of Georgia at Large
                                                My commission expires:  (SEAL)
                                                Serial Number, if any:


STATE OF FLORIDA                )
                                )SS:
COUNTY OF PALM BEACH            )


     The foregoing instrument was acknowledged before me this 29th of March, 1995, by Morris C. Brown, as Secretary of Educational Medical, Inc., a Delaware corporation, on behalf of said Corporation. Personally known _________________.



                                                NOTARY PUBLIC


                                                Sign  /s/ Wendy L. Riggs
                                                     -------------------------
                                                Print Wendy L. Riggs
                                                     ------------------------

                                                My commission expires:  (SEAL)
                                                Serial Number, if any:


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